EXHIBIT 10.2

Pilgrim’s Pride Corporation
Limited Duration Waiver Agreement

This Limited Duration Waiver Agreement (herein, the “Agreement”) is made as of September 26, 2008, by and among Pilgrim’s Pride Corporation, a Delaware corporation (the “Company”), To-Ricos, Ltd., a Bermuda company (“To-Ricos”), To-Ricos Distribution, Ltd., a Bermuda company (“To-Ricos Distribution”; and together with To-Ricos, the “Foreign Borrowers”; the Company and the Foreign Borrowers collectively, the “Borrowers” and individually, a “Borrower”), the Banks party hereto, and Bank of Montreal, a Canadian chartered bank acting through its Chicago branch, as administrative agent for the Banks (the “Agent”).

Recitals:

A.The Banks currently extend credit to the Borrowers on the terms and conditions set forth in that certain Fourth Amended and Restated Secured Credit Agreement dated as of February 8, 2007, as amended, by and among the Borrowers, the Banks, and the Agent (the “Credit Agreement”).

B.The Company has informed the banks that the Company expects it will not be in compliance with Section 7.12 (Fixed Charge Coverage Ratio) of the Credit Agreement as of September 27, 2008 (such instance of noncompliance being hereinafter referred to as the “Subject Default”).

C.The Company has requested that the Required Banks waive the Subject Default during the period ending October 28, 2008, and the Required Banks are willing to do so subject to the terms and conditions contained in this Agreement.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Incorporation of Recitals; Defined Terms.  The Borrowers acknowledge that the Recitals set forth above are true and correct in all material respects.  The defined terms in the Recitals set forth above are hereby incorporated into this Agreement by reference.  All other capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

2.Amounts Owing.  The Borrowers acknowledge and agree that the principal amount of Loans, Reimbursement Obligations and L/Cs as of September 25, 2008, is $291,768,843 ($0 in Bid Loans, $155,500,000 in Revolving Credit Loans, $25,000,000 in Swing Loans, $0 in Bond Reimbursement Obligations, $25,239,727 in the Bond L/C, $0 in Reimbursement Obligations, and $86,029,116 in L/Cs), and such amount (together with interest and fees thereon) is justly and truly owing by the Borrowers without defense, offset or counterclaim.

3.Limited Duration Waiver.  Subject to the terms and conditions contained in this Agreement, the Required Banks waive the Subject Default but only for the period (the “Waiver Period”) beginning September 28, 2008, and ending on October 28, 2008 (the “Scheduled Waiver Expiration Date”).  The foregoing waiver shall become null and void on the Scheduled Waiver Expiration Date and from and after the Scheduled Waiver Expiration Date the Agent and the Banks shall have all rights and remedies available to them as a result of the occurrence of the Subject Default as though this waiver had never been granted.

4.Additional Agreements.  The Borrower further agrees that:

(a)The Agent (or its counsel) shall have the right to engage on behalf of the Banks a financial advisor, selected by the Agent and acceptable to the Required Banks, to review, evaluate and advise the Agent and the Banks as to the reports, analyses and cash flow forecasts and other materials prepared by the Company’s financial consultants relating to the financial condition, operating performance, and business prospects of the Company and its Subsidiaries and to perform such other information gathering or evaluation acts as may be reasonably requested by the Agent, and the reasonable costs and expenses of such financial advisor shall be borne by the Company and constitute part of the Company’s obligations outstanding under the Credit Agreement.  The Company shall take reasonable steps to make available to such financial advisor and its representatives such information respecting the financial condition, operating performance, and business prospects of the Company and its Subsidiaries as may be reasonably requested and shall make the Company’s financial consultants, officers, employees, and independent public accountants available with reasonable prior notice to discuss such information with such financial advisor and its representatives.

(b)The Company shall provide to the Agent and the Banks a 13-week cash flow forecast (the “Forecast”) showing projected cash receipts and cash disbursements of the Company and its Subsidiaries over the following 13-week period, together with a reconciliation of actual cash receipts and cash disbursements of the Company and its Subsidiaries from the prior week against the cash flow forecast previously furnished to the Agent and the Banks and showing any deviations on a cumulative basis), prepared by the Company and in form and substance, and with such detail, as the Agent may request.  The first Forecast after the date hereof shall be provided to the Agent and the Banks no later than 5:00 p.m., Central time, on Monday, October 6, 2008.  Thereafter, each Forecast shall be provided to the Agent and the Banks no later than 5:00 p.m., Central time, on Wednesday of each week (beginning October 15, 2008).

(c)During the Waiver Period, unless approved by the Required Banks and the requisite number of lenders under the CoBank Credit Agreement, the Borrower shall have at all times undrawn commitments under the Credit Agreement and the Amended and Restated Credit Agreement dated as of September 21, 2006, among the Company, CoBank, ACB, as Administrative, Documentation and Collateral Agent for the benefit of the present and future Syndication Parties and as a Syndication Party, Lead Arranger and Book Manager thereunder (“CoBank”), Farm Credit Services of America, FLCA, as Co-Arranger and as a Syndication Party, and the other Syndication Parties party thereto, as amended, supplemented, restated and otherwise modified from time to time (as so amended, supplemented, restated and otherwise modified from time to time, the “CoBank Credit Agreement”) in an aggregate amount not less than $100,000,000.

(d)No later than October 13, 2008, the Company shall grant to the Agent for the benefit of the Banks a valid, enforceable, first priority security interest in all of its present and future accounts (as defined in the Uniform Commercial Code of the State of Illinois) and payment intangibles and related property and the proceeds thereof (other than Receivables (as defined in the Receivables Purchase Agreement) that have been transferred to a Receivables Securitization Program, but including Receivables that have not been transferred to a Receivables Securitization Program and Receivables that have been reconveyed to the Company by a Receivables Securitization Program) pursuant to documentation acceptable in form and substance to the Agent as additional collateral for the Borrower’s indebtedness, obligations and liabilities currently secured by the Security Agreement, provided that such security interest and the documentation pursuant to which it is granted shall not interfere or limit in any way the Company’s ability to sell its accounts receivable  pursuant to its Receivables Securitization Program or cause the Company to violate the terms of the Receivables Securitization Program.  The Company shall pay all taxes, costs, and expenses incurred by the Agent in obtaining and perfecting such security interests and shall supply to the Agent at the Company’s cost and expense such board resolutions and other instruments, documents, certificates, and opinions reasonably required by the Agent in connection therewith.

(e)The Required Banks hereby agree that any Receivables sold by the Company pursuant to a Receivables Securitization Program are not and will not be subject to any security interest granted by the Company to the Agent and do not constitute part of the collateral security for the Company’s indebtedness, obligations and liabilities to Agent and the Banks, unless and until such Receivables are reconveyed or otherwise reacquired by the Company.

(f)No later than the 14th day after the date the CoBank Intercreditor Agreement (as defined below) is executed and delivered by the parties thereto, the Company shall grant to the Agent for the benefit of the Banks valid, enforceable liens and security interests on all of the collateral securing the CoBank Credit Agreement (the “CoBank Collateral”), including without limitation mortgages or deeds of trust on all real property, buildings and improvements on which CoBank presently has or hereafter obtains a mortgage or deed of trust (other than IRB Collateral (as defined below)), subject to the liens and security interests granted to CoBank in such property or permitted under the CoBank Credit Agreement and the Loan Documents (as defined in the CoBank Credit Agreement).  In the case of any CoBank Collateral that is subject or requires a consent or an approval by any person in respect of any industrial revenue bonds, notes, debentures or similar instruments issued by a governmental entity (the “IRB Collateral”), the Company shall use its reasonable best efforts to, as soon as reasonably practical, grant to the Agent for the benefit of the Banks valid, enforceable liens and security interests on all of such IRB Collateral securing the CoBank Credit Agreement, including without limitation mortgages or deeds of trust on all real property, buildings and improvements on which CoBank presently has or hereafter obtains a mortgage or deed of trust on such IRB Collateral, subject to the liens and security interests granted to CoBank in such property or permitted under the CoBank Credit Agreement and the Loan Documents (as defined in the CoBank Credit Agreement).  The Company shall pay all taxes, costs, and expenses incurred by the Agent in obtaining and perfecting such security interests and shall supply to the Agent at the Company’s cost and expense such board resolutions and other instruments, documents, certificates, and opinions reasonably required by the Agent in connection therewith.

(g)During the Waiver Period the Company shall obtain loans under the Credit Agreement and the CoBank Credit Agreement, and shall repay loans under the Credit Agreement and the CoBank Credit Agreement, only on a pro rata basis, determined on the basis of the undrawn amount of the commitments under each of the two credit agreements at the close of business in Chicago, Illinois, on September 24, 2008, as stated in Section 8(f) hereof.

(h)No later than October 24, 2008, the Company’s senior management and its financial advisors shall meet with the Agent and the Banks and their financial advisors to discuss the Company’s business and financial affairs and such matters as the Banks or the Agent may request.

(i)The Required Banks hereby consent to the granting by the Company to CoBank, as agent under the CoBank Credit Agreement, of a security interest in all Collateral granted to the Agent pursuant to the Security Agreement and Section 4(d) of this Agreement, provided that such security interest shall be subject and subordinate to the Agent’s security interests therein pursuant to an intercreditor agreement that provides, among other things, that all of the subordinated liens and security interests granted by the Company to the parties thereto may not be enforced without the approval of the holder of the senior liens and security interests in the same property and that shall otherwise be acceptable in form and substance to the Agent, between the Agent and CoBank, as agent under the CoBank Credit Agreement (the “CoBank Intercreditor Agreement”).

5.Waiver Termination.  As used in this Agreement, “Waiver Termination” shall mean the occurrence of the Scheduled Waiver Expiration Date, or, if earlier, the occurrence of any one or more of the following events: (a) any Potential Default or Event of Default under the Credit Agreement, in each case other than the Subject Default; (b) any failure by the Company for any reason to comply with any term, condition, or provision contained in this Agreement; (c) any representation made by the Company in this Agreement or pursuant to it proves to be incorrect or misleading in any material respect when made; (d) the CoBank Limited Duration Waiver (as defined in Section 12(b) hereof) shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or CoBank or any other party to the CoBank Credit Agreement takes any action for the purpose of terminating, repudiating or rescinding the CoBank Limited Duration Waiver or any of its obligations thereunder; (e) the Fairway Limited Duration Waiver (as defined in Section 12(c) hereof) shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or the Securitization Agent (as defined below) or any other party to the Receivables Purchase Agreement dated as of June 26, 1998, among Pilgrim’s Pride Funding Corporation, as Seller, the Company, as Servicer, Fairway Finance Company, LLC, as Purchaser, and BMO Capital Markets Corp., as Agent (the “Securitization Agent”), as amended, supplemented and otherwise modified (as so amended, supplemented and otherwise modified, the “Receivables Purchase Agreement”), takes any action for the purpose of terminating, repudiating or rescinding the Fairway Limited Duration Waiver or any of its obligations thereunder; or (f) the CoBank Intercreditor Agreement, or any part thereof, shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or CoBank, as agent under the CoBank Credit Agreement, or any other lender under the CoBank Credit Agreement, takes any action for the purpose of terminating, repudiating or rescinding the CoBank Credit Agreement or any of its obligations thereunder.  Upon the occurrence of a Waiver Termination, the Waiver Period is automatically terminated and the Banks are then permitted and entitled, with respect to the Subject Default and any other Event of Default then in existence, under Sections 6.2, 8.2, 8.3, 8.4 and 8.5 of the Credit Agreement, among other things, to decline to provide additional credit to the Borrowers, to permanently terminate the Revolving Credit Commitments, to accelerate the Borrowers’ indebtedness, obligations and liabilities under the Loan Documents, to require cash collateral for outstanding L/Cs, and to exercise any other rights and remedies that may be available under the Loan Documents or applicable law.

6.Limited Waiver and Reservation of Rights.  The Borrowers acknowledge and agree that immediately upon expiration or termination of the Waiver Period, the Agent and the Banks have all of their rights and remedies with respect to the Subject Default to the same extent, and with the same force and effect, as if the waiver contained herein had not been granted.  The Borrowers will not assert and hereby forever waives any right to assert that the Agent or the Banks are obligated in any way to continue to waive the Subject Default beyond the Waiver Period or to forbear from enforcing their rights or remedies with respect to the Subject Default after the Waiver Period or that the Agent and the Banks are not entitled to act on the Subject Default after the occurrence of a Waiver Termination as if such default had just occurred and the Waiver Period had never existed.  The Borrowers acknowledge that the Banks have made no representations as to what actions, if any, the Banks will take after the Waiver Period or upon the occurrence of any Waiver Termination, Potential Default or Event of Default, and the Banks and the Agent must and do hereby specifically reserve any and all rights, remedies, and claims they have (after giving effect hereto) with respect to the Subject Default and each other Potential Default or Event of Default that may occur.

7.Acknowledgement of Liens.  The Company hereby acknowledges and agrees that all indebtedness, obligations and liabilities of the Borrowers, or any of them, owing to the Agent and the Banks arising out of or in any manner relating to the Loan Documents, as well as all Hedging Liability and Funds Transfer and Deposit Account Liability, shall continue to be secured by liens and security interests on all of the Collateral pursuant to the Loan Documents heretofore or hereafter executed and delivered by the Company, and nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for thereby as to the indebtedness, obligations, and liabilities which would be secured thereby prior to giving effect to this Agreement.

8.Representations and Warranties.  The Borrowers represent and warrant to the Agent and the Banks that:

(a)each Borrower has full right and authority to enter into this Agreement and to perform all of its obligations hereunder, and the Company has full right and authority to grant to the Agent the liens and security interests contemplated hereby;

(b)this Agreement and the performance or observance by the Borrowers of any of the matters and things herein or therein provided for do not (i) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Borrower or any provision of the organizational documents (e.g., certificate or articles of incorporation and by-laws) of any Borrower, or (ii) contravene or constitute a default under any covenant, indenture or agreement of or affecting any Borrower or any of its Property;

(c)the obligations of each Borrower and the Guarantor under this Agreement and each of the Loan Documents executed and delivered by it are legal, valid, enforceable (except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally) and subsisting and not subject to set-off, defense (other than payment) or counterclaim;

(d)no Potential Default or Event of Default has occurred and is continuing;

(e)the Company’s indebtedness, obligations and liabilities to the Agent and the Banks under the Loan Documents constitute “Designated Senior indebtedness” as defined in the First Supplemental Indenture dated as of January 24, 2007, between the Company and Wells Fargo Bank, National Association, as Trustee, relating to the Company’s 8-3/8% Senior Subordinated Notes due 2017; and

(f)as of the close of business in Chicago, Illinois on September 24, 2008, the undrawn amount of all commitments under the CoBank Credit Agreement was $143,000,000 and the undrawn amount of all Revolving Credit Commitments under the Credit Agreement was $35,500,000.

9.Release.  For value received, including without limitation, the agreements of the Banks in this Agreement, each Borrower hereby releases the Agent and each Bank, its current and former shareholders, directors, officers, agents, employees, attorneys, consultants, and professional advisors (collectively, the “Released Parties”) of and from any and all demands, actions, causes of action, suits, controversies, acts and omissions, liabilities, and other claims of every kind or nature whatsoever, both in law and in equity, known or unknown, which such Borrower has or ever had against the Released Parties from the beginning of the world to this date arising in any way out of the existing financing arrangements between the Borrowers and the Banks, and each Borrower further acknowledges that, as of the date hereof, it does not have any counterclaim, set-off, or defense against the Released Parties, each of which each Borrower hereby expressly waives.

10.Loan Documents Remain Effective.  Except as expressly set forth in this Agreement, the Loan Documents and all of the obligations of the Borrowers thereunder, the rights and benefits of the Agent and Banks thereunder, and the liens and security interests created thereby remain in full force and effect.  Without limiting the foregoing, each Borrower agrees to comply with all of the terms, conditions, and provisions of the Loan Documents except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Agreement.  This Agreement and the Loan Documents are intended by the Banks as a final expression of their agreement and are intended as a complete and exclusive statement of the terms and conditions of that agreement.

11.Fees and Expenses.  The Company shall pay on demand all fees and expenses (including attorneys’ fees) incurred by the Agent and its counsel in connection with this Agreement and the other instruments and documents being executed and delivered in connection herewith, and all fees and expenses of counsel to the Agent with respect to the credit facilities subject to the Credit Agreement.

12.Conditions Precedent.  The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

(a)the Borrowers, the Agent, and the Required Banks shall have executed and delivered this Agreement, and the Guarantor shall have executed and delivered its reaffirmation, acknowledgment, and consent in the space provided for that purpose below, on or before the close of business in  Chicago, Illinois on September 26, 2008;

(b)the Agent shall have received a copy of a fully executed limited duration waiver from the lenders party to the CoBank Credit Agreement and CoBank, as agent for such lenders, waiving any default under the CoBank Credit Agreement that is analogous to the Subject Default for a period ending no earlier that the Scheduled Waiver Expiration Date, which limited duration waiver shall not contain any terms or provisions that are not contained in this Agreement or that are inconsistent with the terms of this Agreement or that are more favorable to the lenders under the CoBank Credit Agreement than the terms of this Agreement are favorable to the Banks, and which otherwise shall be in form and substance reasonably satisfactory to the Agent (the “CoBank Limited Duration Waiver”), provided that the CoBank Limited Duration Waiver may require the Company to grant mortgages and deeds of trust to CoBank, as agent under the CoBank Credit Agreement, on real property and buildings and improvements thereon that are currently unencumbered so long as the Company concurrently grants to the Agent a second priority mortgage or deed of trust thereon;

(c)the Agent shall have received a copy of a fully executed limited duration waiver from the lenders party to the Receivables Purchase Agreement and the Securitization Agent, waiving any default under the Receivables Purchase Agreement that is analogous to the Subject Default for a period ending no earlier that the Scheduled Waiver Expiration Date, which limited duration waiver shall not contain any terms or provisions that are not contained in this Agreement or that are inconsistent with the terms of this Agreement or that are more favorable to the lenders under the Receivables Purchase Agreement than the terms of this Agreement are favorable to the Banks, and which otherwise shall be in form and substance reasonably satisfactory to the Agent (the “Fairway Limited Duration Waiver”); and

(d)the payment of the current legal fees and expenses referred to in Section 11 above.

13.Authorization to Enter into Collateral Documents and Intercreditor Agreement.  The Required Banks hereby irrevocably authorize the Agent to execute and deliver (a) such amendments (including an amendment and restatement) to the Security Agreement or such other security agreements as the Agent may deem appropriate to obtain the security interest in the Company’s accounts receivable and related property pursuant to Section 4(d) of this Agreement without interfering or limiting in any way the Company’s ability to sell its accounts receivable  pursuant to its Receivables Securitization Program and such security agreements, mortgages, deeds of trust and other instruments as the Agent may deem appropriate to obtain the liens and security interests contemplated by Section 4(f) of this Agreement (collectively, the “Additional Security Documents”), and (b) the CoBank Intercreditor Agreement on behalf of each of the Banks and their Affiliates and the L/C Issuers and to take such action and exercise such powers under the Additional Security Documents and the CoBank Intercreditor Agreement as the Agent considers appropriate, provided the Agent shall not amend Additional Security Documents or the CoBank Intercreditor Agreement unless such amendment is agreed to in writing by the Required Lenders.  Each Bank and L/C Issuer acknowledges and agrees that it will be bound by the terms and conditions of the CoBank Intercreditor Agreement upon the execution and delivery thereof by the Agent.  Except as otherwise specifically provided for herein, no Bank (or its Affiliates) or L/C Issuer, other than the Agent, shall have the right to institute any suit, action or proceeding in equity or at law for the enforcement of any remedy under the Additional Security Documents or the CoBank Intercreditor Agreement; it being understood and intended that no one or more of the Banks (or their Affiliates) or L/C Issuer shall have any right in any manner whatsoever to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Agent for the benefit of the Banks, the L/C Issuers, and their Affiliates.  The parties hereto hereby acknowledge and agree that each of the Additional Security Documents and the CoBank Intercreditor Agreement shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

14.Miscellaneous.  By its acceptance hereof, the Borrower hereby represents that it has the necessary power and authority to execute, deliver, and perform the undertakings contained herein, and that this Agreement constitutes the valid and binding obligation of the Borrower enforceable against it in accordance with its terms.  Any provision of this Agreement held invalid, illegal, or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provision hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties hereto hereby acknowledge and agree that this Agreement shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.  Unless otherwise expressly stated herein, the provisions of this Agreement shall survive the termination of the Waiver Period.  This Agreement may be executed in counterparts and by different parties on separate counterpart signature pages, each of which constitutes an original and all of which taken together constitute one and the same instrument.  Delivery of executed counterparts of this Agreement by telecopy shall be effective as an original.  This Agreement shall be governed by Illinois law and shall be governed and interpreted on the same basis as the Credit Agreement.

[Signature Pages to Follow]

This Limited Duration Waiver Agreement is entered into as of the date and year first above written.

“Borrowers”

Pilgrim’s Pride Corporation

By/s/ Richard A. Cogdill
Its Chief Financial Officer

To-Ricos, Ltd.

By/s/ Richard A. Cogdill
Its Executive Vice President, Treasurer and Assistant Secretary

To-Ricos Distribution, Ltd.

By/s/ Richard A. Cogdill
Its Executive Vice President, Treasurer and Assistant Secretary

Accepted and agreed to.

Bank of Montreal, as Agent

By/s/ Barry Stratton
Its Vice President

BMO Capital Markets Financing, Inc., individually and as Swing Bank

By/s/ Barry Stratton
Its Vice President

SunTrust Bank

By/s/ Janet R. ●
Its Vice President

U.S. Bank National Association

By
Its Vice President

Wells Fargo Bank National Association

By
Its Vice President

ING Capital LLC

By/s/ William B. Redmond
ItsManaging Director

By
Its

Credit Suisse, Cayman Islands Branch

By/s/ Michael A. Criscito
ItsManaging Director

By/s/ Megan Kane
ItsDirector

Bank of America N.A.

By/s/ Patrick Honey
ItsSenior Vice President

CALYON New York Branch

By/s/ Brian Myers
ItsManaging Director

By/s/ Robert Smith
ItsManaging Director

Natixis New York Branch

By/s/ Alisa Trani / Stephen A. Jendras
ItsAssociate Director / Managing Director

JP Morgan Chase Bank, N.A.

By
Its

Deutsche Bank Trust Company Americas

By/s/ Erin Morrissey
ItsVice President

By/s/ Evelyn Thierry
ItsVice President

First National Bank of Omaha

By
Its

Reaffirmation, Acknowledgement, and Consent of Guarantor

The undersigned, Pilgrim Interests, Ltd., a Texas limited partnership (the “Guarantor”), has executed and delivered a Second Amended and Restated Guaranty Agreement dated as of February 8, 2007 (the “Guaranty”) to the Banks.  As an additional inducement to and in consideration of the Banks’ acceptance of the Limited Duration Waiver Agreement dated as of September 26, 2008 (the “Limited Duration Waiver”), the Guarantor hereby agrees with the Banks as follows:

1.The Guarantor consents to the execution of the Limited Duration Waiver by the Borrowers and acknowledges that this consent is not required under the terms of the Guaranty and that the execution hereof by the Guarantor shall not be construed to require the Banks to obtain the Guarantor’s consent to any future amendment, modification or waiver of any term of the Credit Agreement except as otherwise provided in said Guaranty.  The Guarantor hereby agrees that the Guaranty shall apply to all indebtedness, obligations and liabilities of the Borrowers to the Banks, the Agent and the L/C Issuers under the Credit Agreement. The Guarantor further agrees that the Guaranty shall be and remain in full force and effect.

2.All terms used herein shall have the same meaning as in the Limited Duration Waiver, unless otherwise expressly defined herein.

Dated as of September 26, 2008.

Pilgrim Interests, Ltd.

By/s/ Lonnie A. Pilgrim
Lonnie A. Pilgrim, as trustee of the Lonnie A. Pilgrim 1998 Revocable Trust created by agreement dated September 9, 1998, as amended
Its General Partner

By/s/ Lonnie Ken Pilgrim
Lonnie Ken Pilgrim
Its General Partner

Who Represent and Warrant that they have Authority to Bind the Partnership